Orbital Sciences Corporation











                             Note Agreement






                        Dated as of June 1, 1995




     Re:            $20,000,000 10.50% Senior Notes
                            Due June 14, 2001








                            Table of Contents

                      (Not a part of the Agreement)
Section 1.Description of Notes and Commitment              1
   Section 1.1. Description of Notes                     1
   Section 1.2. Commitment, Closing Date                 1
Section 2.Prepayment of Notes                              2
   Section 2.1. Required Prepayments                     2
   Section 2.2. Optional Prepayment with Premium         2
   Section 2.3. Prepayment of Notes upon Change of Control2
   Section 2.4. Notice of Optional Prepayments           4
   Section 2.5. Application of Prepayments               4
   Section 2.6. Direct Payment                           4
Section 3.Representations                                  5
   Section 3.1. Representations of the Company           5
   Section 3.2. Representations of the Purchaser         5
Section 4.Closing Conditions                               5
   Section 4.1. Conditions                               5
   Section 4.2. Waiver of Conditions                     6
Section 5.Company Covenants                                7
   Section 5.1. Corporate Existence, Etc                 7
   Section 5.2. Insurance                                7
   Section 5.3. Taxes, Claims for Labor and Materials; Compliance with
                 Laws                                     7
   Section 5.4. Maintenance, Etc                         8
   Section 5.5. Nature of Business                       8
   Section 5.6. Consolidated Tangible Net Worth          8
   Section 5.7. Consolidated Funded Debt Maintenance Ratio8
   Section 5.8. Fixed Charges Coverage Ratio             8
   Section 5.9. Priority Funded Debt Ratio               9
   Section 5.10.Limitation on Liens                      9
   Section 5.11.Restricted Investments                  10
   Section 5.12.Restricted Payments                     11
   Section 5.13.Mergers, Consolidations and Sales of Assets  12
   Section 5.14.Repurchase of Notes                     16
   Section 5.15.Transactions with Affiliates            16
   Section 5.16.Termination of Pension Plans            16
   Section 5.17.Reports and Rights of Inspection        17
Section 6.Events of Default and Remedies Therefor         20
   Section 6.1. Events of Default                       20
   Section 6.2. Notice to Holders                       21
   Section 6.3. Acceleration of Maturities              22
   Section 6.4. Rescission of Acceleration              22
Section 7.Amendments, Waivers and Consents                23
   Section 7.1. Consent Required                        23
   Section 7.2. Solicitation of Holders                 23
   Section 7.3. Effect of Amendment or Waiver           23
Section 8.Interpretation of Agreement; Definitions        23
   Section 8.1. Definitions                             23
   Section 8.2. Accounting Principles                   37
   Section 8.3. Directly or Indirectly                  37
Section 9.Miscellaneous                                   37
   Section 9.1. Registered Notes                        37
   Section 9.2. Exchange of Notes                       37
   Section 9.3. Loss, Theft, Etc. of Notes              38
   Section 9.4. Expenses, Stamp Tax Indemnity           38
   Section 9.5. Powers and Rights Not Waived; Remedies Cumulative 38
   Section 9.6. Notices                                 39
   Section 9.7. Successors and Assigns                  39
   Section 9.8. Survival of Covenants and Representations39
   Section 9.9. Severability                            39
   Section 9.10.Governing Law                           39
   Section 9.11.Captions                                39
Signature  40




Attachments to Note Agreement:


Schedule I   Name and Address of Purchaser and Amount of Commitment

Schedule II    Funded Debt; Liens Securing Funded Debt (including
               Capitalized Leases); and Subsidiaries as of the Closing
               Date

Schedule III Use of Proceeds

Exhibit A    Form of 10.50% Senior Note due June 14, 2001

Exhibit B    Representations and Warranties of the Company

Exhibit C    Description of Special Counsel's Closing Opinion

Exhibit D    Description of Closing Opinion of Counsel to the Company

                      Orbital Sciences Corporation
                        21700 Atlantic Boulevard
                         Dulles, Virginia  20166


                             Note Agreement


                  Re:  $20,000,000 10.50% Senior Notes
                            Due June 14, 2001

                                                              Dated as of
                                                             June 1, 1995


To the Purchaser named in Schedule I"
  hereto which is a signatory of this
  Agreement

Ladies and Gentlemen:

     The   undersigned,   Orbital  Sciences   Corporation,   a   Delaware
corporation (the "Company"), agrees with you as follows:


Section1.Description of Notes and Commitment.

Section1.1.Description of Notes. The Company will authorize the issue and sale of $20,000,000 aggregate principal amount of its 10.50% Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 10.50% per annum, payable semiannually on the fourteenth day of June and December in each year (commencing December 14, 1995) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on June 14, 2001, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity date except on the terms and conditions and in the amounts and with the premium, if any, set forth in 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement. You are hereinafter sometimes referred to as the "Purchaser". The terms which are capitalized herein shall have the meanings set forth in 8.1 unless otherwise defined herein.

Section1.2.Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the principal amount set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

     Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, in the amount of the purchase price at 10:00 A.M., Chicago time, on June 14, 1995 or such later date as shall mutually be agreed upon by the Company and the Purchaser (the "Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee, as may be specified in Schedule I attached hereto.


Section2.Prepayment of Notes.

Section2.1.Required Prepayments. In addition to paying the entire outstanding principal amount and the interest due on the Notes on the maturity date thereof, the Company agrees that on June 14, 1999 and June 14, 2000, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (a) $6,666,667 or (b) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on June 14, 2001. No premium shall be payable in connection with any required prepayment made pursuant to this 2.1.

     In the event that the Company shall prepay less than all of the Notes pursuant to 2.2 or 2.3 hereof, the amounts of the prepayments required by this 2.1 shall be reduced by an amount which is the same percentage of such required prepayment as the percentage that the principal amount of Notes prepaid pursuant to 2.2 or 2.3 is of the aggregate principal amount of outstanding Notes immediately prior to such prepayment.

Section2.2.Optional Prepayment with Premium. In addition to the payments required by 2.1, upon compliance with 2.4, the Company shall have the privilege, on any date on which interest is payable pursuant to 1.1, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $2,000,000), by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this 2.2.

Section2.3.Prepayment of Notes upon Change of Control. (a) In the event that the Company shall have knowledge of any proposed Change of Control, the Company will give written notice of such fact in the manner provided in 9.6 hereof to the holders of the Notes describing the facts and circumstances of such proposed Change of Control and estimating the date on which the Company expects that such Change of Control will occur. In the event that any Change of Control shall occur, the Company will give written notice (the "Company Notice") of such fact in the manner provided in 9.6 hereof to the holders of the Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than three Business Days following the occurrence of any Change of Control. The Company Notice shall (1) describe the facts and circumstances of such Change of Control in reasonable detail, (2) make reference to this 2.3 and the right of the holders of the Notes to require prepayment of the Notes on the terms and conditions provided for in this 2.3, (3) offer in writing to prepay the outstanding Notes, together with accrued interest to the date of prepayment, and a premium equal to the then applicable Make-Whole Amount, and (4) specify a date for such prepayment (the "Change of Control Prepayment Date"), which Change of Control Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such Company Notice. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company (a "Noteholder Notice") given not later than 20 days after receipt of the Company Notice. The Company shall on the Change of Control Prepayment Date prepay in full all of the Notes held by holders which have so accepted such offer of prepayment. The prepayment price of the Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, together with a premium equal to the then applicable Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this 2.3(a).

    (b) (1) Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice herein required as a result of the occurrence of a Change of Control, each holder of the Notes shall have the right by delivery of written notice to the Company to require the Company to prepay, and the Company will prepay, such holder's Notes in full, together with accrued interest thereon to the date of prepayment, and a premium equal to the then applicable Make-Whole Amount. Notice of any required prepayment pursuant to this 2.3(b)(1) shall be delivered by any holder of the Notes which was entitled to, but did not receive, such Company Notice to the Company after such holder has actual knowledge of such Change of Control. On the date (the "Change of Control Delayed Prepayment Date") designated in such holder's notice (which shall be not more than 90 days nor less than 30 days following the date of such holder's notice), the Company shall prepay in full all of the Notes held by such holder, together with accrued interest thereon to the date of prepayment, and a premium equal to the then applicable Make-Whole Amount. If the holder of any Note gives any notice pursuant to this 2.3(b)(1), the Company shall give a Company Notice within three Business Days of receipt of such notice and identify the Change of Control Delayed Prepayment Date to all other holders of the Notes and each of such other holders shall then and thereupon have the right to accept the Company's offer to prepay the Notes held by such holder in full and require prepayment of such Notes by delivery of a Noteholder Notice within 20 days following receipt of such Company Notice; provided only that any date for prepayment of such holder's Notes shall be the Change of Control Delayed Prepayment Date. On the Change of Control Delayed Prepayment Date, the Company shall prepay in full the Notes of each holder thereof which has accepted such offer of prepayment at a prepayment price equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, together with a premium equal to the then applicable Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this 2.3(b)(1).

     (2) Compliance with the provisions of this 2.3(b) shall not be deemed to constitute a waiver of, or consent to, any Default or Event of Default caused by any violation of the provisions of 2.3(a).

Section2.4.Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to 2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) that a premium may be payable, (d) the date when such premium will be calculated, (e) the estimated premium, together with a reasonably detailed computation of such estimated premium, and (f) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which have given rise to the Company's right or obligation to make any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Two Business Days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

Section2.5.Application of Prepayments. All partial prepayments made pursuant to 2.1 or 2.2 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof. All partial prepayments made pursuant to 2.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

Section2.6.Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this 2.6 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, no later than 11:00 a.m. Chicago, Illinois time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing. If for any reason whatsoever the Company does not make any such payment by such 11:00 a.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Overdue Rate.


Section3.Representations.

Section3.1.Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

Section3.2.Representations of the Purchaser. (a) You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control.

     (b) You further represent that either: (1) you are acquiring the Notes with assets from your general account and not with the assets of any separate account in which any employee benefit plan has any interest;
(2) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you such that the application of such funds constitutes a prohibited transaction under Section 406 of ERISA; or (3) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase and the Company has advised you in writing (and in making the representations set forth in this clause (3) you are relying on such advice) that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plan disclosed to the Company by you as aforesaid (for the purpose of this clause (3), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used in this 3.2(b), the terms "separate account", "party-in-interest", "employer securities" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.


Section4.Closing Conditions.

Section4.1.Conditions.   Your obligation to purchase  the  Notes  on  the
Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

           (a) Closing Certificate. You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (1) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (3) no Default or Event of Default has occurred and is continuing.

          (b) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Ropes & Gray, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.

          (c) Company's Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Company as you may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement.

          (d) Private Placement Number. On or prior to the Closing Date, special counsel to the Purchaser shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain a private placement number for the Notes.

          (e) Funding Instructions. At least three Business Days prior to the Closing Date, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank, (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

          (f) Special Counsel Fees. Concurrently with the delivery of the Notes to you on the Closing Date, the charges and disbursements of Chapman and Cutler, your special counsel, shall have been paid by the Company.

          (g) Legality of Investment. The Notes to be purchased by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called "basket provisions" to such laws).

          (h) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

Section4.2.Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.


Section5.Company Covenants.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

Section5.1.Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by 5.13.

Section5.2.Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers and of the character usually maintained by corporations of established reputation engaged in the same or a similar business and owning and operating similar properties and in such forms and amounts and against such risks as a Responsible Officer of the Company or the relevant Subsidiary shall have determined in such officer's reasonable opinion to be necessary or advisable in the conduct of the Company's or such Subsidiary's business, as the case may be.

Section5.3.Taxes, Claims for Labor and Materials; Compliance  with  Laws.
(a) The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings so long as such actions or proceedings will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary during the pendency of such proceedings, and
(2) the Company or such Subsidiary shall set aside on its books, adequate reserves to the extent required in accordance with GAAP.

    (b) The Company will promptly comply and will cause each Subsidiary to promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws, the violation of which could reasonably be expected to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or would result in any Lien not permitted under 5.10, except where the necessity of compliance therewith is being contested in good faith by appropriate actions or proceedings, but only so long as the continued violation of any such law, ordinance or governmental rule or regulation would not subject the Company or any Subsidiary to further penalties.

Section5.4.Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order.

Section5.5.Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

Section5.6.Consolidated Tangible Net Worth. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than (a) $100,000,000 plus (b) 50% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after March 31, 1995; provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

Section5.7.Consolidated Funded Debt Maintenance Ratio. The Company will not at any time permit the ratio of Consolidated Funded Debt (excluding Non-Recourse ORBIMAGE Debt) to Consolidated Total Capitalization to exceed:

                                              Ratio of Consolidated
                                                  Funded Debt to
                During the Period               Consolidated Total
                                                  Capitalization

              Closing Date through                 .45 to 1.00
                 December 30, 1995

              December 31, 1995 and                .40 to 1.00
                     thereafter

Section5.8.Fixed Charges Coverage Ratio. The Company will at all times keep and maintain the Fixed Charges Coverage Ratio at not less than:

                During the Period         Minimum Ratio Level

          Closing Date through                1.25 to 1.00
             March 31, 1996

          April 1, 1996 and                   1.50 to 1.00
             thereafter

Section5.9.Priority Funded Debt Ratio. The Company will not at any time permit the ratio of Consolidated Priority Funded Debt to Consolidated Tangible Net Worth to exceed:

                                             Percentage of
                During the Period        Consolidated Tangible
                                               Net Worth

          Closing Date through
          December 30, 1995                   .40 to 1.00

          December 31, 1995 through
          December 30, 1996                   .30 to 1.00

          December 31, 1996 and
          thereafter                          .20 to 1.00

Section5.10.Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by 5.3;

         (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review, in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and for which the Company or the relevant Subsidiary shall have set aside on its books, adequate reserves to the extent required in accordance with GAAP;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

           (d) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations used in a manner consistent with the current and intended used by the Company of its properties and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

          (e) Liens consisting of stockholder agreements, voting trust agreements, buy-back agreements and similar arrangements entered into by the Company or any Subsidiary in connection with its investment or participation in joint ventures, provided that such agreements or arrangements are made solely with other participants in the subject joint venture and the Liens resulting from such agreements or arrangements shall relate solely to voting of venture interests, control over venture property and dispositions of venture participations or interests;

          (f) Liens securing Indebtedness of the Company or any Subsidiary maturing within one year from the date of issuance thereof, provided that (1) such Liens are released promptly upon the maturity of such Indebtedness, (2) all Indebtedness secured by such Liens is outstanding pursuant to a single credit facility, may not be renewed, extended, refunded or replaced by other short-term Indebtedness secured by any Lien for a period of 30 days following the maturity, expiration or termination thereof, and (4) at the time of any renewal, extension, refunding or replacement of such short-term Indebtedness, whether with other short-term Indebtedness or Funded Debt, no Default or Event of Default would exist;

         (g) Liens securing Indebtedness of a Subsidiary to the Company or to another Wholly-owned Subsidiary; and

          (h)    Liens  existing as of the Closing Date and described  on
     Schedule II hereto, and Liens created, issued or incurred after the Closing Date given to secure Indebtedness of the Company or any
     Subsidiary maintained within the limitations set forth in 5.9 hereof, provided that at the time such Lien is created, issued or incurred no Default or Event of Default under 6.1(a) through (d),
     (f) or (g) (arising, in the case of 6.1(d), by reason of the failure of the Company to observe or perform any covenant contained in 5.6 through 5.9) shall have occurred and be continuing.

Section5.11.Restricted Investments. (a) Neither the Company nor any of its Subsidiaries will declare, make or authorize any Restricted Investment, unless, immediately after giving effect to the proposed Restricted Investment, the aggregate amount of Restricted Investments then held by the Company and its Subsidiaries (valued immediately after the making of such Restricted Investment as provided in the definition thereof) would not exceed 50% of an amount equal to the excess of (1)
actual Consolidated Tangible Net Worth at the time the Company or any Subsidiary proposes to make any such Restricted Investment, over (2) minimum Consolidated Tangible Net Worth then required by 5.6.

     (b) For the purposes of making computations under paragraph (a) of this 5.11, (1) the amount of any Restricted Investment to be made in property or assets of the Company or a Subsidiary shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Company's Board of Directors) of such property or assets as of the date the Investment is committed to and (2) the value of existing Restricted Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

     Any entity which becomes a Subsidiary after the date of this Agreement shall be deemed to have made, on the 90th day following the date on which it became a Subsidiary, all Restricted Investments of such corporation existing on such 90th day after it becomes a Subsidiary.

    (c) Neither the Company nor any Subsidiary will make any Restricted Investment if after giving effect to the proposed Restricted Investment a Default or an Event of Default would exist.

Section5.12.Restricted Payments. (a) The Company will not except as hereinafter provided:

          (1) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company);

          (2) Directly or indirectly, or through any Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of shares of common stock of the Company or warrants, rights or options to purchase or acquire any shares of its common stock); or

         (3) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after the Closing Date to and including the date of the making of the Restricted Payment in question would exceed the sum of (i) during any quarterly fiscal period in which the Fixed Charges Coverage Ratio is less than 2.25 to 1.00, 25% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) for such quarterly fiscal period, plus (ii) during any quarterly fiscal period in which the Fixed Charges Coverage Ratio is equal to or more than 2.25 to 1.00, 50% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) for such quarterly fiscal period, computed on a cumulative basis for the entire period from the Closing Date to and including the date of the making of the Restricted Payment in question.

     (b)   The Company will not declare any dividend which constitutes  a
Restricted  Payment  payable  more  than  60  days  after  the  date   of
declaration thereof.

     (c) For the purposes of this 5.12, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

     (d) The Company will not authorize or make a Restricted Payment if after giving effect to the proposed Restricted Payment a Default or Event of Default would exist.

Section5.13.Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets (except any sale or disposition of all or substantially all of the assets, or any stock sale or disposition, pursuant to 5.13(b) and 5.13(c), respectively); provided that:

          (1) any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

          (2) any Subsidiary may merge or consolidate with or into any other corporation so long as such Subsidiary shall be the surviving or continuing corporation and the Company's percentage ownership of such surviving or continuing corporation shall be equal to or greater than the Company's percentage ownership of such Subsidiary immediately prior to such merger or consolidation;

         (3) any Wholly-owned Subsidiary which is formed by the Company or any other Subsidiary for the purpose of acquiring all of the outstanding capital stock of another corporation may merge with such corporation;

          (4) the Company may consolidate or merge with or into any other corporation or partnership if (i) the corporation or partnership which results from such consolidation or merger (the "surviving entity") is organized under the laws of any state of the United States, the District of Columbia or under the laws of Canada or any Province thereof, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving entity and the surviving entity shall furnish to the holders of the Notes an opinion of counsel reasonably satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving entity enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (iii) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist; provided that if the surviving entity is a partnership or a Canadian corporation, the Company will enter into such amendments to this Agreement and the Notes as may be required by the holders of the Notes in order to provide the holders of the Notes with the practical benefits of this Agreement after giving effect to such consolidation or merger and otherwise in form and substance satisfactory to the holders of at least 66-2/3% of the principal amount of the Notes at the time outstanding;

          (5) the Company may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (i) the acquiring Person is a corporation or partnership organized under the laws of any state of the United States, the District of Columbia or under the laws of Canada or any Province thereof, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring Person and the acquiring Person shall furnish to the holders of the Notes an opinion of counsel reasonably satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (iii) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist; provided that if the acquiring Person is a partnership or a Canadian corporation, the Company will enter into such amendments to this Agreement and the Notes as may be required by the holders of the Notes in order provide the holders of the Notes with the practical benefits of this Agreement after giving effect to such consolidation or merger and otherwise in form and substance satisfactory to the holders of at least 66-2/3% of the principal amount of the Notes at the time outstanding;

     (b) The Company will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except in the ordinary course of business for fair market value and except as provided in 5.11 (including the disposal of Restricted Investments of a Subsidiary within 90 days after it becomes a Subsidiary), 5.12 or 5.13(a)(5)); provided that the foregoing restrictions do not apply to:

          (1) the sale, lease, transfer or other disposition of assets of the Company or a Subsidiary to the Company or a Wholly-owned Subsidiary; or

          (2) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

               (i) such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the immediately preceding 12 calendar months (other than in the ordinary course of business), exceed 10% of Consolidated Tangible Assets, and such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 20% of Consolidated Tangible Assets, in each such case determined as of the end of the immediately preceding fiscal year;

              (ii) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company; and

            (iii) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

     provided, however, that for purposes of the foregoing calculation, there shall not be included that portion of the proceeds from the disposition of any assets which were or are (y) invested in Investments of the character described in clauses (e), (f), (g), (h) or (i) of the definition of Restricted Investments contained in 8.1, and (z) applied within 12 months of the date of sale of such assets to either (A) the acquisition of assets (including stock of an entity which subsequently becomes a Subsidiary) useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in 5.5 (including any Investment permitted by 5.11) and having a fair market value (as determined in good faith (1) by a Responsible Officer in the case of any acquisition of assets having a fair market value of $1,500,000 or less, and (2) by the Board of Directors of the Company in the case of any acquisition of assets having a fair market value greater than $1,500,000) at least equal to the net proceeds of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of the Notes. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in 2.2.

     Computations pursuant to this 5.13(b) shall include dispositions made pursuant to 5.13(c) and computations pursuant to 5.13(c) shall include dispositions made pursuant to this 5.13(b).

     (c) The Company will not, and will not permit any Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this 5.13(c) any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock") or any Indebtedness of any Subsidiary, nor will any Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

         (1)   the issue of directors' qualifying shares; or

         (2)   the issue of Subsidiary Stock to the Company; or

          (3) the issue or grant of any right, option or warrant to purchase capital stock of a Subsidiary or other Securities exchangeable for or convertible into capital stock of such Subsidiary to any employee or employees of such Subsidiary, provided that after giving effect to the exercise of such right, option or warrant or other convertible Security, such holders of rights, options or warrants do not hold in the aggregate more than 10% of the outstanding capital stock of such Subsidiary; or

          (4) the sale or other disposition of shares of stock of ORBCOMM, provided that if, after giving effect to any such sale or other disposition, the Company owns less than 20% of the Voting
     Stock of ORBCOMM, then all proceeds from the sale of such stock shall be applied in the manner required by the proviso to clause (4) of this 5.13(c); or

          (5) the sale or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate) of all or any part of the Investment of the Company and its other Subsidiaries in any Subsidiary if all of the following conditions are met:

               (i) the assets (valued at net book value) of such Subsidiary to be so disposed of do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the immediately preceding 12 calendar months (other than in the ordinary course of business), exceed 10% of Consolidated Tangible Assets, and such assets (valued at net book value) of such Subsidiary do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 20% of Consolidated Tangible Assets, in each such case determined as of the end of the immediately preceding fiscal year;

              (ii) in the case of the sale or other disposition of less than all of the Investment of the Company and its other Subsidiaries in such Subsidiary, after giving effect thereto, the Company and its other Subsidiaries will own and control not less than 51% of the Voting Stock of the Subsidiary of which such part has been so sold or otherwise disposed of;

             (iii) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company; and

             (iv) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

     provided, however, that for purposes of the foregoing calculation, there shall not be included that portion of the proceeds from the disposition of any assets which were or are (y) invested in Investments of the character described in clauses (e), (f), (g), (h) or (i) of the definition of Restricted Investments contained in 8.1, and (z) applied within 12 months of the date of sale of such assets to either (A) the acquisition of assets (including stock of an entity which subsequently becomes a Subsidiary) useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in 5.5 (including any Investment permitted by 5.11) and having a fair market value (as determined in good faith (1) by a Responsible Officer in the case of any acquisition of assets having a fair market value of $1,500,000 or less, and (2) by the Board of Directors of the Company in the case of any acquisition of assets having a fair market value greater than $1,500,000) at least equal to the net proceeds of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of the Notes. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided 2.2.

     Computations pursuant to this 5.13(c) shall include dispositions made pursuant to 5.13(b) and computations pursuant to 5.13(b) shall include dispositions made pursuant to this 5.13(c).

Section5.14.Repurchase of Notes. Except as provided in 2.2 or 2.3, neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes.

Section5.15.Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such
Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

Section5.16.Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could reasonably be expected to result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

Section5.17.Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this 5.17 and concurred in by the independent public accountants referred to in 5.17(b)), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

          (a) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

               (1) a consolidated balance sheet of the Company and its Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

              (2) consolidated statements of earnings and operations of the Company and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending at the end of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

              (3) a consolidated statement of cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending at the end of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct (subject to year-end adjustments) by an authorized financial officer of the Company;

          (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

               (1) a consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and

               (2) consolidated statements of earnings, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of their operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants believe provide a reasonable basis for their report;

         (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary and any management letter received from such accountants;

          (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its creditors and stockholders generally and of each regular or periodic report, and any definitive registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

          (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (1) a Reportable Event with respect to any Plan (in which event, such notice shall be given when the Reportable Event is required to be reported to the PBGC); (2) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan pursuant to Sections 4041(c) or 4042 of ERISA; (3) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Multiemployer Plan; (4) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan (in which event, such notice shall be given when either Form 5330 or Form 5500 is filed with the Internal Revenue Service or the Department of Labor, respectively, with respect to such prohibited transaction); (5) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or
     (6) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

          (f) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of the chief financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (1) the information and, if applicable, computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of 5.6 through 5.13 at the end of the period covered by the financial statements then being furnished, and (2) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

          (h) Requested Information. With reasonable promptness, such other data and information (other than confidential data or information of a technical or scientific nature which does not relate directly to the business, financial condition, assets or properties of the Company or any Subsidiary or to the ability of the Company to perform its obligations hereunder or under the Notes) as you or any such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance and subject to any restrictions relating to access to proprietary information or as may otherwise be imposed by any of the Company's contracts with third-parties, any of the properties of the Company or any Subsidiary, to examine all of their books of account and records, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Subsidiaries), all upon reasonable notice and at such reasonable times and as often as may be reasonably requested. Any visitation or inspection shall be at the sole expense of you or such Institutional Holder, unless a Default or Event of Default shall have occurred and be continuing or the holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary gives any written notice or takes any other action with respect to a claimed default, in which case, the Company shall reimburse you or such Institutional Holder for the reasonable out-of-pocket expenses of any such visitation or inspection, provided, however, that any visitation or inspection made by you or any other Institutional Holder of the Notes in connection with any claimed Default or Event of Default hereunder which the Company demonstrates does not, in fact, exist, shall be at the sole expense of you or such Institutional Holder.

     The Purchaser and each other holder of the Notes agrees that it will keep confidential in accordance with its internal policies and procedures in effect from time to time any written information with respect to the Company or its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Company or its Subsidiaries to such holder in writing as confidential, provided that you may disclose any such information (a) as has become generally available to the public (other than as a consequence of such holder's actions) or to such holder on a non-confidential basis from a source other than the Company or its Subsidiaries or as was known to such holder on a non-confidential basis prior to its disclosure by the Company or its Subsidiaries, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over you or to the National Association of Insurance Commissioners or similar organizations or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to the extent that such holder reasonably believes it appropriate in order to protect its investment in the Notes or in order to comply with any law, order, regulation or ruling applicable to you, (e) to your officers, trustees, directors, employees, auditors or counsel or to rating agencies or another holder of the Notes,
(f) to Persons which are parties to similar confidentiality agreements, or (g) to any prospective transferee which is an Institutional Holder in connection with any contemplated transfer of any of the Notes by you.


Section6.Events of Default and Remedies Therefor.

Section6.1.Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

         (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

          (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in 2.1; or

          (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

          (d) Default shall occur in the observance or performance of any covenant or agreement contained in 5.6 through 5.9 or 5.11 through 5.13; or

          (e) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (1) the day on which a Responsible Officer of the Company first obtains knowledge of such default, or
     (2) the day on which written notice thereof is given to the Company by the holder of any Note; or

          (f) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness for borrowed money (other than the Notes) of the Company or any Subsidiary aggregating in excess of $5,000,000 in principal amount outstanding and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

          (g) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Indebtedness for borrowed money (other than the Notes) of the Company or any Subsidiary aggregating in excess of $5,000,000 in principal amount outstanding and such default or event is not waived or cured within applicable cure periods and shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness for borrowed money of the Company or any Subsidiary outstanding thereunder; or

         (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (i) Final judgment or judgments for the payment of money aggregating in excess of $1,000,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and such judgments have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

          (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 90 days after such appointment; or

          (k) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Subsidiary or for the major part of the property of either; or

          (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 90 days after such institution.

Section6.2.Notice to Holders. When any Event of Default described in the foregoing 6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness for borrowed money of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all holders of the Notes then outstanding.

Section6.3.Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of 6.1 has happened and is continuing, any holder of any Note may, by notice in writing sent to the Company in the manner provided in 9.6, declare the entire principal and all interest accrued on such Note to be, and such Note shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (a) through
(i), inclusive, of said 6.1 has happened and is continuing, the holder or holders of 66-2/3% or more of the principal amount of the Notes at the time outstanding may, by notice in writing to the Company in the manner provided in 9.6, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j), (k) or (l) of 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes so due and payable the entire principal and interest accrued on such Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

Section6.4.Rescission of Acceleration. The provisions of 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, of 6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under 6.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.


Section7.Amendments, Waivers and Consents.

Section7.1.Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment (including any prepayment required by 2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments, or (c) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this 7 or 6.

Section7.2.Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Company shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

Section7.3.Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.


Section8.Interpretation of Agreement; Definitions.

Section8.1.Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Acquiring Person" shall mean a "person" or "group of persons" within the meaning of Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended.

     "Adjusted Consolidated Operating Earnings" for any period shall mean the sum of (a) Consolidated Operating Earnings, plus (b) Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Subsidiaries.

     "Affiliate" shall mean any Person (other than a Wholly-owned Subsidiary and any holder of the Notes) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (c) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "American Space Lines" shall mean the joint venture between the Company and Rockwell International Corporation to develop, construct, operate and market the X-34 small reusable launch vehicles, an Affiliate of the Company.

     "Bank Credit Agreement" shall mean the Amended and Restated Credit and Reimbursement Agreement dated as of September 27, 1994 among the Banks named therein, Morgan Guaranty Trust Company of New York, as
Administrative Agent, and J.P. Morgan Delaware, as Collateral Agent, including any extensions, renewals or replacements thereof.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in Dulles, Virginia or New York, New York are required by law to close or are customarily closed.

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Change of Control" shall mean the earliest to occur of: (1) the date the Company enters into a binding written agreement with an Acquiring Person to permit such Acquiring Person to acquire, directly or indirectly, beneficial ownership of 30% or more of the total Voting Stock of the Company then outstanding, or (2) the date a tender offer or exchange offer results in an Acquiring Person, directly or indirectly, beneficially owning 30% or more of the total Voting Stock of the Company then outstanding, or (3) the date an Acquiring Person becomes, directly or indirectly, the beneficial owner of 30% or more of the total Voting
Stock of the Company then outstanding, or (4) the date of a merger between the Company and any other Person, a consolidation of the Company with any other Person or an acquisition of any other Person by the Company, if immediately after such event, the Acquiring Person shall hold 30% or more of the total Voting Stock of the Company outstanding immediately after giving effect to such merger, consolidation or acquisition, or, if the Company shall not be the surviving entity, of the surviving, resulting or continuing corporation, or (5) during any period of 12 consecutive calendar months, the date on which individuals who served as Directors on the Company's Board of Directors on the first day of such period shall cease to constitute a majority of the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time promulgated thereunder.

     "Company" shall mean Orbital Sciences Corporation, a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Orbital Sciences Corporation.

     "Consolidated Fixed Charges" for any period shall mean on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Subsidiaries, and (b) all Interest Expense (including the interest component of Rentals on Capitalized Leases) of the Company and its Subsidiaries. For purposes of any determination of Consolidated Fixed Charges pursuant to 5.8, the Company shall include "consolidated fixed charges" relating to Funded Debt (determined in a manner consistent with the definition of "Consolidated Fixed Charges" contained in this Agreement), on a pro forma basis, which were incurred in the immediately preceding four fiscal quarter period by any business entity to be or actually acquired by the Company or any of its Subsidiaries, and concurrently with such determination, the Company shall have furnished to the holders of the Notes audited financial statements (if the Company is required pursuant to Regulation S-X to prepare audited financial statements in connection with such acquisition or otherwise to the extent available) and other financial information with respect to such business entity demonstrating to the reasonable satisfaction of such holders the basis for the inclusion and computations of such "consolidated fixed charges".

     "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

         (b)   the proceeds of any life insurance policy;

         (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary, except for Subsidiaries acquired using the pooling of interests accounting method;

          (d) net earnings and losses of any company (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such company prior to the date of such acquisition, except for Subsidiaries acquired using the pooling of interests accounting method;

          (e) net earnings and losses of any company (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or amalgamated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation, amalgamation or merger, except for Subsidiaries acquired using the pooling of interests accounting method;

         (f) the Company's proportionate share of earnings or losses of any business entity (other than a Subsidiary or ORBCOMM Development or American Space Lines) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

          (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary, provided that for a period of not more than 60 days following the Closing Date, the Company shall be permitted to include the net earnings of Magellan Corporation which are otherwise unavailable for payment of dividends to the Company by reason of restrictions contained in the Loan and Security Agreement dated as of December 2, 1990, as amended, between Silicon Valley Bank and Magellan Corporation;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

         (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary;

          (k) any creation or reversal of any contingency reserve, except reserves established in connection with the application of long term contract accounting in accordance with GAAP; and

           (l) any other extraordinary gain, as determined in accordance with GAAP.

     "Consolidated Operating Earnings" for any period shall mean the sum of (a) Consolidated Net Income during such period (excluding (1) earnings (losses) of ORBIMAGE generated by assets which have been sold or otherwise encumbered in connection with the issuance of Non-Recourse ORBIMAGE Debt and (2) "equity in earnings (losses) of affiliates" attributable to ORBCOMM Development and American Space Lines as set forth on the Company's consolidated financial statements for such period), plus
(b)  (to the extent deducted in determining Consolidated Net Income)  (1)
all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period, (2) Interest Expense (excluding the capitalized portion thereof) of the Company and its Subsidiaries during such period, and (3) all provisions for amortization of goodwill and debt issuance costs made by the Company and its Subsidiaries during such period and (4) in the event the Convertible Subordinated Debentures are prepaid prior to their expressed maturity
(other than upon the occurrence of a default thereunder), all one-time costs and prepaid interest expenses incurred in connection with such prepayment. For purposes of any determination of Consolidated Operating Earnings pursuant to 5.8 and 5.12, the Company may include "consolidated operating earnings" (determined in a manner consistent with the definition of "Consolidated Operating Earnings" contained in this Agreement), on a pro forma basis, which were earned in the immediately preceding four fiscal quarter period by any business entity to be or actually acquired by the Company or any of its Subsidiaries, provided that concurrently with such determination, the Company shall have furnished to the holders of the Notes audited financial statements (if the Company is required pursuant to Regulation S-X to prepare audited financial statements in connection with such acquisition) and other financial information with respect to such business entity demonstrating to the reasonable satisfaction of such holders the basis for the inclusion and computations of such "consolidated operating earnings".

     "Consolidated  Priority  Funded Debt" shall  mean  the  sum  of  (a)
Consolidated Secured Funded Debt plus (b) all Funded Debt of the Company's Subsidiaries, plus (c) all preferred stock of Subsidiaries held by Persons other than the Company or any Wholly-owned Subsidiary.

     "Consolidated Secured Funded Debt" shall mean all Funded Debt of the Company and its Subsidiaries which is secured by a mortgage, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement or other like agreement granting or conveying a Lien upon property or assets of the Company or any of its Subsidiaries (other than Non-Recourse ORBIMAGE
Debt).

     "Consolidated Tangible Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting (a) all assets of ORBIMAGE and any subsidiary of ORBIMAGE securing Non-Recourse ORBIMAGE Debt, and
(b) goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

     "Consolidated Tangible Net Worth" shall mean as of the date of any determination thereof the arithmetic sum of:

          (a) the amount of the capital stock accounts (net of treasury stock, at cost), plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Subsidiaries, in each case, on a consolidated basis,

     Minus

           (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and its Subsidiaries, to wit:

               (1) the incremental increase in an asset resulting from any reappraisal, revaluation or write-up of assets (other than write-ups of assets of a going-concern business made within twelve months after the acquisition of such business); and

               (2) (i) unamortized debt discount and expense and (ii) goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, research and development expense and such other assets as are properly classified as "intangible assets" in accordance with GAAP;

all determined in accordance with GAAP. For purposes of any computation of actual Consolidated Tangible Net Worth pursuant to clause (1) of 5.11(a), there shall in any event be excluded an amount (not to exceed $75,000,000) equal to the sum of the aggregate net proceeds derived by the Company from the sale of any of its common stock to any Person other than an Affiliate or a Wholly-Owned Subsidiary plus the increase in the book value of the capital stock accounts of the Company arising from the actual conversion of any of the Convertible Subordinated Debentures pursuant to the Convertible Subordinated Debenture Indenture.

     "Consolidated Total Capitalization" shall mean, as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt (excluding Non-Recourse ORBIMAGE Debt) plus (b) the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Subsidiaries as determined in accordance with GAAP, plus (c) the aggregate unpaid principal amount of the Convertible Subordinated Debentures.

     "Convertible Subordinated Debentures" shall mean the Company's 6-3/4% Subordinated Convertible Debentures due March, 2003 issued and outstanding pursuant to the Convertible Subordinated Debenture Indenture.

     "Convertible Subordinated Debenture Indenture" shall mean that certain Indenture dated as of February 25, 1993 between the Company and Security Trust Company, N.A.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Environmental Law" shall mean any international, federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, and all rules, regulations, guidance documents and publications promulgated thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Event of Default" shall have the meaning set forth in 6.1.

     "Fairchild" shall mean Fairchild Space and Defense Corporation, a Delaware corporation, and Subsidiary of the Company.

     "Fixed Charges Coverage Ratio" shall mean the ratio of Adjusted Consolidated Operating Earnings for the immediately preceding four fiscal quarter period to Consolidated Fixed Charges for such four fiscal quarter period.

     "Funded Debt" of any Person shall mean (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP,
(b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Funded Debt of others. "Funded Debt" shall in any event include Indebtedness outstanding under and pursuant to the Bank Credit Agreement.

     "GAAP" shall mean generally accepted accounting principles at the time.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain working capital or any balance sheet or income statement condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act, as amended; (b) regulated as a hazardous waste under Section 1004 or
Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals and (e) Guaranties of obligations of others of the character referred to in this definition.

     "Institutional Holder" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit-sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any investment adviser registered under the Investment Advisers Act of 1940, as amended, (h) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (i) any other entity all of the equity owners of which are Institutional Holders or (j) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

     "Interest Expense" for any period shall mean all interest (whether or not capitalized) and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made; provided that, for purposes of any calculation of Interest Expense of the Company pursuant to 5.8, in the event the Convertible Subordinated Debentures are prepaid prior to their expressed maturity (other than upon the occurrence of a default thereunder), all one-time costs and prepaid interest expenses incurred by the Company in connection with any such prepayment shall be excluded from such calculation for the period in which such costs and expenses are paid. Computations of Interest Expense on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not in any event mean or include routine investments in property or assets to be used or consumed in the ordinary course of business.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (a) the aggregate present value as of the date of such prepayment or payment of each dollar of principal being prepaid or paid (taking into account the application of such prepayment and payments required by 2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment or payment) that would have been payable in respect of such dollar if such prepayment or payment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Notes being prepaid or paid. If the Reinvestment Rate is equal to or higher than 10.50%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

          "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (New York, New York time) for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the Notes being prepaid or paid (taking into account the application of such prepayment and payments required by 2.1) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Notes being prepaid or paid (taking into account the application of such prepayment payments required by 2.1). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the "Reinvestment Rate", the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

          "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid or paid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (1) multiplying the amount of principal that would have become due on each scheduled payment date if such prepayment or payment had not been made by the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (2) totalling the products obtained in (1).

     "Minority Interests" shall mean any shares of stock or other equity or ownership interests of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "Non-Recourse ORBIMAGE Debt" shall mean Indebtedness for borrowed money of ORBIMAGE not to exceed $75,000,000 in aggregate principal amount created in connection with up to three separate financing transactions pursuant to which ORBIMAGE (or any subsidiary of ORBIMAGE created for the purpose of participating in such transaction) shall incur such Indebtedness in order to finance the construction of ORBIMAGES's remote sensing system, provided that recourse for payment of such Indebtedness for borrowed money is expressly limited to the revenues generated by purchase contracts entered into by ORBIMAGE with customers purchasing satellite-based remote sensing data and related services (the "Contract Revenues"), and provided, further, that with respect to such Indebtedness for borrowed money neither the Company, ORBIMAGE or any other Subsidiary, nor any of the property or assets of the Company, ORBIMAGE or any other Subsidiary, other than the Contract Revenues, is directly or indirectly liable in any manner whatsoever for the payment thereof.

     "ORBCOMM" shall mean Orbital Communications Corporation, a Delaware corporation and Subsidiary of the Company.

     "ORBCOMM Development" shall mean ORBCOMM Development, L.P., a Delaware limited partnership and Affiliate of the Company.

     "ORBIMAGE" shall mean Orbital Imaging Corporation, a Delaware corporation and Subsidiary of the Company.

     "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) the greater of (1) 12.50% per annum and (2) the rate which Morgan Guaranty Trust Company of New York, New York City, New York, announces from time to time as its prime lending rate as in effect from time to time, plus 2%.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person"  shall  mean an individual, partnership, limited  liability
company,  corporation,  trust  or  unincorporated  organization,  and   a
government or agency or political subdivision thereof.

     "Plan" shall mean a "pension plan," as such term is defined in ERISA, which is qualified under the Code and is established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Purchaser" shall have the meaning set forth in 1.1.

     "Regulation S-X" shall mean Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, net of sublease income, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall have the same meaning as in Section 4043 of ERISA, other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations; provided, however, that Reportable Events described in Sections 4043(c)(1) and 4043(c)(5) of ERISA shall constitute Reportable Events regardless of the issuance of any waiver of the reporting requirement by the PBGC.

     "Responsible Officer" shall mean the Chairman of the Board, the President, any Senior Vice President, the Treasurer, the Chief Executive Officer or the Chief Financial Officer of the Company.

     "Restricted Investments" shall mean all Investments, other than:

          (a) Investments by the Company and its Subsidiaries, in addition to Investments set forth on Schedule II, in and to
     Subsidiaries, including any Investment in a corporation or partnership (including the secondary purchase of Securities of such corporation or partnership) which, after giving effect to such Investment, will become a Subsidiary;

          (b) Investments of the Company and its Subsidiaries existing as of the Closing Date and described on Schedule II hereto;

         (c) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

          (d) Investments made by the Company after the Closing Date in connection with (i) the development and growth of the business of ORBCOMM Development, and (ii) the formation and development of the business of American Space Lines, provided that the aggregate amount of such additional Investments shall not exceed $75,000,000 in the aggregate;

          (e) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof maturing in 360 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded a rating of "A-1" or better by Standard & Poor's Ratings Group or "P-1" by Moody's Investors Service, Inc.;

          (f) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

          (g) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, either
     (1) issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000, provided that at the time of acquisition thereof by the Company or a Subsidiary, the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "A-" or better by Standard & Poor's Ratings Group, Fitch Investors Service, Inc. or Duff & Phelps Credit Rating Co., or "A3" or better by Moody's Investors Service, Inc. or (2) issued by any bank or trust company organized under the laws of the United States or any state thereof to the extent that such Investments are fully insured by the Federal Depository Insurance Corporation;

           (h) Investments in readily-marketable obligations of indebtedness of any State of the United States or any municipality organized under the laws of any State of the United States or any political subdivision thereof which, at the time of acquisition by the Company or any Subsidiary, are accorded a rating of "AA" or better by Standard & Poor's Ratings Group, Fitch Investors Service, Inc. or Duff & Phelps Credit Rating Co., or "Aa" or better by Moody's Investors Service, Inc. or an equivalent rating by another nationally recognized credit rating agency of similar standard which in any such case mature no later than one year after the date of acquisition thereof; and

          (i) Investments in repurchase agreements with respect to any Securities described in clauses (e), (f), (g) or (h) of this definition entered into with a depository institution or trust company acting as principal described in clause (g) of this definition if such repurchase agreements are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (g) of this definition.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     The term "subsidiary" shall mean as to any particular parent corporation any corporation or partnership of which more than 50% (by number of votes) of the Voting Stock or partnership interests shall be beneficially owned, directly or indirectly, by such parent corporation and which is required to be consolidated in accordance with GAAP. The term "Subsidiary" shall mean a subsidiary of the Company.

     "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries, provided, however, that so long as the Company shall own 90% or more of the Voting Stock of ORBCOMM, ORBCOMM shall be deemed to be a Wholly-Owned Subsidiary for all purposes of this Agreement.

Section8.2.Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where the requirements of this Agreement are, by their terms, inconsistent with GAAP.

Section8.3.Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.


Section9.Miscellaneous.

Section9.1.Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided, any Note issued pursuant to this Agreement.

     At any time and from time to time the holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

     The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such holder.

Section9.2.Exchange of Notes. At any time and from time to time, upon not less than five days' notice to that effect given by the holder of any
Note initially delivered or of any Note substituted therefor pursuant to 9.1, this 9.2 or 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $1,000,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

Section9.3.Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

Section9.4.Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendments, waivers or consents requested or agreed to by the Company pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees to pay, within five Business Days of receipt thereof, supplemental statements of Chapman and Cutler for disbursements unposted or not incurred as of the Closing Date. The Company further agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement number for the Notes and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purpose of obtaining such number.

Section9.5.Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

Section9.6.Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 21700 Atlantic Boulevard, Dulles, Virginia 20166, Attention:
Chief Financial Officer, or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

Section9.7.Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

Section9.8.Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

Section9.9.Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

Section9.10.Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Illinois law, including all matters of construction, validity and performance.

Section9.11.Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                    Orbital Sciences Corporation



                                    By /s/ Carlton B. Crenshaw
                                      Its  Sr. Vice President/Finance
                                      and Administration and Treasurer

Accepted as of June 14, 1995.

                                      The Northwestern Mutual Life
                                      Insurance Company



                                      By /s/ A. Kipp Koester
                                       Its Vice President

                                                                Exhibit B

                     Representations and Warranties


     The Company represents and warrants to you as follows:

     1.   Subsidiaries.  Schedule II attached to the Agreement states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation, the percentage of its Voting Stock owned by the Company and/or its Subsidiaries and the foreign jurisdictions in which such Subsidiary is qualified to do business. The Company and each Subsidiary has good and marketable title to all of the equity interests it purports to own of each Subsidiary, free and clear in each case of any Lien except as disclosed on Annex 1 hereto. All shares of stock of Subsidiaries which are corporations have been duly issued and are fully paid and non-assessable.

      2.    Corporate Organization and Authority.  The Company, and  each
Subsidiary,

          (a) is a corporation or a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) has all requisite power and authority and all material licenses and permits to own and operate its properties and to carry on its business as now conducted; and

         (c) is duly licensed or qualified and is in good standing as a foreign corporation or limited partnership in each of the jurisdictions noted on Schedule II to the Agreement, which Schedule II contains a listing of all jurisdictions wherein the nature of the business transacted by it or the nature of the property owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified could not reasonably be expected to have a material adverse effect on the Company.

     3. Business and Property. You have heretofore been furnished with a copy of the undated Private Placement Memorandum (the "Memorandum") prepared by GECC Capital Markets Group, Inc. which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

      4. Financial Statements. (a) The consolidated balance sheets of the Company and its Subsidiaries as of December 31 in each of the years 1990 to 1994, both inclusive, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by KPMG Peat Marwick, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries at such dates and the results of their operations and cash flows for each of such periods. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of March 31, 1995, and the unaudited statements of income and cash flows for the three-month period ended on said date prepared by the Company have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of said date and their consolidated results of operations and changes in their financial position or cash flows for such period, except that no notes are included in such interim financial statements and such interim financial statements are subject to normal recurring adjustments which would be made in the course of an audit and which would not be material.

     (b) Since December 31, 1994, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries, taken as a whole, as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     The Company notes that for the three months ended March 31, 1995, total cash used in operating and investing activities was $15,600,000. While the magnitude of such cash usage is material, such cash usage has not had a material adverse effect on the properties, business prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

      5. Indebtedness. Schedule II attached to the Agreement correctly describes all Funded Debt, Liens securing Funded Debt and Capitalized Leases of the Company and its Subsidiaries outstanding on the Closing Date.

      6. Full Disclosure. The financial statements referred to in paragraph 4 hereof, the Agreement, the Memorandum and each other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, taken collectively, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to any Responsible Officer to the Company or its Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

      7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal in which there is a possibility of an adverse decision which could reasonably be expected to materially and adversely affect the properties, business, profits, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

      8. Title to Properties. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreement.

      9. Patents and Trademarks. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, trade secrets, other intellectual property, licenses and rights with respect to the foregoing necessary for the conduct of its business, without any known conflict with the rights of others which could reasonably be expected to materially and adversely affect the Company's and its Subsidiaries ability to conduct their respective businesses.

     10. Sale Is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreement and the Notes_

         (a)   are within the corporate powers of the Company;

          (b) will not violate any provisions of any applicable law or any order of any court or governmental authority or agency having jurisdiction over the Company or its properties and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens on any property or asset of the Company; and

          (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreement and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

     11. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the issuance, sale or delivery of the Notes or compliance by the Company with any of the provisions of the Agreement or the Notes.

     13. Taxes. All United States Federal income tax returns and other material tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1990, the Federal income tax liability of the Company and its Subsidiaries has been satisfied and (a) the period of limitations on assessment of additional Federal income tax has expired, (b) the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year or (c) the Company is carrying forward a net operating loss from the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Subsidiary are in the reasonable opinion of the Chief Financial Officer of the Company adequate for all open years, and for its current fiscal period.

     14. Use of Proceeds. The net proceeds from the sale of the Notes will be used to repay borrowing under the Bank Credit Agreement for capital expenditures, and for other corporate purposes. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

    15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security to or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchaser and not more than fifty other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security to or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     16. ERISA. Assuming the accuracy of the representations set forth in 3.2(b) of the Agreement, the consummation of the transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan pursuant to Sections 4041(c) or 4042 of ERISA. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchaser.

     17.    Compliance  with  Law.   (a)  Neither  the  Company  nor  any
Subsidiary (1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially affect adversely the business, profits, properties, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreement or the Notes. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal having jurisdiction over the Company or any Subsidiary.

    (b) Without limiting the provisions of clause (a) of this paragraph 17, the Company is in compliance with all applicable Environmental Laws, the failure to comply with which would materially affect adversely the properties, business, profits, properties, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Agreement or the Notes.

     18. Investment Company Act. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

     19. Foreign Assets Control Regulations, etc. Neither the Company nor any Affiliate of the Company is, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.